UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007

WACHOVIA MORTGAGE LOAN TRUST, LLC SERIES 2007-A TRUST

(Issuing Entity)

(Exact name of registrant as specified in its charter)

WACHOVIA MORTGAGE LOAN TRUST, LLC

(Depositor)

WACHOVIA BANK, NATIONAL ASSOCIATION

(Sponsor)

Delaware	333-130771	20-3168291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center 301 South College Street, NC5578 – Suite G Charlotte, North Carolina 28288-5578
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (704) 715-8239.

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01.	Other Events.

The original Form 8-K, filed on April 11, 2007, is hereby amended by this Form 8-K/A to attach (i) the Pooling and Servicing Agreement, dated March 27, 2007, among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank National Association, as master servicer and certificate administrator, Wells Fargo Bank, N.A., National City Mortgage Co., Fifth Third Mortgage Company and SunTrust Mortgage, Inc., as servicers, and HSBC Bank USA, National Association, as trustee and (ii) the Mortgage Loan Purchase Agreement, dated March 27, 2007, between Wachovia Mortgage Loan Trust, LLC, as purchaser, and Wachovia Bank, National Association, as seller.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

Item 601(a) of Regulation S-K Exhibit No.	Description
Exhibit 4.1

Pooling and Servicing Agreement, dated March 27, 2007, among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank National Association, as master servicer and certificate administrator, Wells Fargo Bank, N.A., National City Mortgage Co., Fifth Third Mortgage Company and SunTrust Mortgage, Inc., as servicers, and HSBC Bank USA, National Association, as trustee

Exhibit 4.3	Mortgage Loan Purchase Agreement, dated March 27, 2007, between Wachovia Mortgage Loan Trust, LLC, as purchaser, and Wachovia Bank, National Association, as seller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May ___, 2007

WACHOVIA MORTGAGE LOAN TRUST, LLC

By: /s/Robert J. Perret
Name: Robert J. Perret
Title: Vice President

Exhibit Index

Exhibit No.	Description
Exhibit 4.1

Pooling and Servicing Agreement, dated March 27, 2007, among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank National Association, as master servicer and certificate administrator, Wells Fargo Bank, N.A., National City Mortgage Co., Fifth Third Mortgage Company and SunTrust Mortgage, Inc., as servicers, and HSBC Bank USA, National Association, as trustee

Exhibit 4.3	Mortgage Loan Purchase Agreement, dated March 27, 2007, between Wachovia Mortgage Loan Trust, LLC, as purchaser, and Wachovia Bank, National Association, as seller